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                                                                   EXHIBIT 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File #333-39642) and Form S-8 filings (File #333-62891 and File #333-86161) of Amkor Technology, Inc. of our following reports:

- - dated January 15, 2000 relating to the financial statements of Amkor Technology Korea, Inc., which appears in this Form 10-K

- - dated January 19, 2001 relating to the consolidated financial statements of Anam Semiconductor, Inc. and its subsidiary which appears in this Current Report on Form 8-K.



Samil Accounting Corporation

Seoul, Korea
March 29, 2001